UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  200549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 16, 2005

New Horizons Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, CA		92806
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code      (714) 940-8000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 —Securities and Trading Markets

Item 3.01               Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On March 16, 2005, New Horizons Worldwide, Inc. (Nasdaq: NEWH) filed a Form 12b-25 with the Securities and Exchange Commission (the “Commission”), which notified the Commission and The NASDAQ Stock Market (“NASDAQ”) that the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) could not be timely filed by the prescribed due date of March 16, 2005.  The Company did not represent in its Form 12b-25, as required under Rule 12b-25(b)(2)(ii) of the Securities Exchange Act of 1934 (the “Exchange Act”), that the 2004 Form 10-K will be filed on or before the fifteenth calendar day following the prescribed due date.  Therefore, as a result of the Company’s failure to file its 2004 Form 10-K by March 16, 2005, the Company is not incompliance with NASD Rule 4350(c)(14), which requires that all NASDAQ listed companies file all required periodic reports with the Commission on or before the date they are required to be filed.  At this time, the Company is unable to determine the date on which it will file its 2004 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

Date	March 25, 2005
		By:	/s/Jeffrey S. Cartwright
Jeffrey S. Cartwright
Senior Vice President and Chief Financial Officer